UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2022

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AQUA POWER SYSTEMS INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-183272	27-4213903
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2180 Park Ave North, Unit 200

Winter Park, FL 32789

(Address of Principal Executive Offices) (Zip Code)

407-674-9444

(Registrant’s telephone number, including area code)

2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On May 19, 2022, in the Circuit Court of the Ninth Judicial Circuit Orange County Florida, an Order Granting Default Final Judgement was filed in a cause heard on Plaintiff Aqua Power Systems Inc (“APSI”) motion for Default Judgement against Tadashi Ishikawa. The Court declared 32,942,624 shares of common stock in APSI issued to Tadashi Ishikawa currently held in book entry at VStock Transfer to be void and are hereby to be cancelled.

Upon the transfer agents completion of the cancellation process, the total outstanding number of common shares of the company shall be reduced from 50,146,804 shares to 17,204,180 common shares outstanding.

ITEM 9.01 Financial Statements and Exhibits

EX-99.1        Default Final Judgement

104                Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AQUA POWER SYSTEMS INC.

By	/s/ Stephen Carnes
Name: Stephen Carnes Title: President

Date:  May 20, 2022